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                                 EXHIBIT 99.11

                        CONSENT OF INDEPENDENT AUDITORS

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CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions, "Investment Advisory and Other Services" and "Financial Statements" in Post-Effective Amendment No. 10 to the Registration Statement (Form N-1A, No. 33-22132) and related Prospectus of SAFECO Taxable Bond Trust dated January 31, 1996.


We also consent to the incorporation by reference therein of our report dated October 26, 1995 with respect to the financial statements of SAFECO Taxable Bond Trust included in the 1995 Annual Report filed with the Securities and Exchange Commission.


/s/
______________________________
Seattle, WA

January 26, 1996